Exhibit 3.14

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “AECOM GOVERNMENT SERVICES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1980, AT 3 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “HOLMES & NARVER SERVICES, INC.” TO “AECOM GOVERNMENT SERVICES, INC.”, FILED THE FOURTEENTH DAY OF NOVEMBER, A.D. 2001, AT 5 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “AECOM GOVERNMENT SERVICES, INC.”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
0891002 8100H	AUTHENTICATION:	1677896

141151740	DATE:	09-08-14

You may verify this certificate online

at corp.delaware.gov/authver.shtml

1

FILE HEADER

FILE #	0 8 9 1 0 0 2

BATCH CONTROL #	19-3

READER/PRINTER OPERATOR		DATE

SCANNER OPERATOR		DATE

[ILLEGIBLE]
FILED
APR 22 1980 3 p.m.
01	[ILLEGIBLE]

CERTIFICATE OF INCORPORATION

OF

HOLMES & NARVER SERVICES, INC.

1.                                      The name of the corporation is:

HOLMES & NARVER SERVICES, INC.

2.                                      The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                                      The total number of shares of common stock which the corporation shall have authority to issue is Ten (10) all of such shares shall be without par value.

5.                                      The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

6.                                      The name and mailing address of the incorporator is:

L. M. Custis
100 West Tenth Street
Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of April, 1980.

/s/ L. M. Custis
L. M. Custis

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION HOLMES & NARVER SERVICES, INC.	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 11/14/2001 010577383 – 0891002

HOLMES & NARVER SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Holmes & Narver Services, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is: AECOM GOVERNMENT SERVICES, INC.”

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Albert J. Konvicka, its President, and Robyn L. Miller, its Secretary, this 13th day of November, 2001.

/s/ Albert J. Konvicka	/s/ Robyn L. Miller
Albert J. Konvicka, President	Robyn L. Miller, Secretary